                                                Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-259417) and Form S-8 (No. 333-265822) of HealthEquity, Inc. of our report dated March 30, 2023 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, UT
March 30, 2023